                                                                  Exhibit 99.2

                       PRO FORMA FINANCIAL INFORMATION OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

INTRODUCTION

    On May 5, 1997, pursuant to a Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement"), Apartment Investment and Management Company, a Maryland corporation ("AIMCO" and, together with its majority-owned subsidiaries and controlled entities, the "Company"), acquired 2,866,073 shares of common stock ("NHP Common Stock") of NHP Incorporated ("NHP") in exchange for 2,142,857 shares of AIMCO's Class A Common Stock ("AIMCO Common Stock"). AIMCO contributed such shares of NHP Common Stock to its wholly owned subsidiary, AIMCO-LP, Inc., which contributed such shares of NHP Common Stock to AIMCO's operating partnership, AIMCO Properties, L.P. (the "Operating Partnership"), in exchange for additional partnership interests ("OP Units") in the Operating Partnership. The Operating Partnership contributed such shares of NHP Common Stock to AIMCO's unconsolidated subsidiary, AIMCO/NHP Holdings, Inc. ("ANHI"), in exchange for 95,000 shares of ANHI's Series A Preferred Stock (the "First ANHI Stock Transfer"). In addition, on May 5, 1997, pursuant to the Stock Purchase Agreement, ANHI acquired 3,630,000 shares of NHP Common Stock for $72.6 million in cash. Such cash consideration was obtained by ANHI from the proceeds of a loan made pursuant to a Credit Agreement (the "ANHI Credit Facility"). The acquisition of 6,496,073 shares of NHP Common Stock by
AIMCO and ANHI on May 5, 1997, is hereinafter referred to as the "Initial
NHP Stock Purchase."

     On June 3, 1997, the Company acquired a group of companies (the "NHP Real Estate Companies") previously owned by NHP that hold interests in partnerships that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). AIMCO is currently engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which will result in the vast majority of the assets of the NHP Real Estate companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the Operating Partnership will hold a 99% limited partner interest and certain directors and officers of AIMCO will, directly or indirectly, hold a 1% general partner interest.

     On August 26, 1997, AIMCO sold 2,400,000 shares of AIMCO Common Stock to an institutional investor, at a price of $31.60 per share, and used substantially all of the net proceeds from such sale to purchase 3,717,000 shares of NHP Common Stock from ANHI for an aggregate price of $74.3 million (the "August 1997 Stock Offering"). ANHI used the proceeds from its sale of such shares of NHP Common Stock to repay its outstanding borrowings under the ANHI Credit facility, and then terminated the ANHI Credit Facility.

     On September 12, 1997, AIMCO sold 2,373,418 shares of AIMCO Common Stock to an institutional investor at a price of $31.60 per share, and sold 279,000 shares of AIMCO Common Stock to another institutional investor at a price of $33.125 per share. AIMCO used $40.0 million in proceeds from such sales to purchase 2,000,000 shares of NHP Common Stock from ANHI (the "Second ANHI
Stock Transfer" and, together with the First ANHI Stock Transfer the "ANHI Stock Transfers"), $7,039,500 of such proceeds to purchase an additional 351,975 shares of NHP Common Stock pursuant to the Stock Purchase Agreement, and $35.5 million of such proceeds to reduce the amount outstanding under AIMCO's credit facility. On September 12, 1997, AIMCO also acquired an additional
82,074 shares of NHP Common Stock pursuant to the Stock Purchase Agreement in exchange for 61,364 shares of AIMCO Common Stock. AIMCO's acquisition of an aggregate of 434,049 shares of NHP Common Stock on September 12, 1997 pursuant to the Stock Purchase Agreement, is hereinafter referred to as the "Subsequent NHP Stock Purchase" and, together with the Initial NHP Stock Purchase, the "NHP Stock Purchase." AIMCO's sale of an aggregate of 2,652,418 shares of AIMCO Common Stock on September 12, 1997, and the application of the net proceeds thereof is hereinafter referred to as the "September 1997
Stock Offerings."

     As a result of tender offers commenced in June 1997 and continuing through mid-November 1997, the Company acquired a majority limited partner interest in three partnerships for which the Company serves as General Partner (the "LP Acquisitions"): (i) approximately 54% of the limited partner interests in Country Lakes Associates Two, the owner of the multi-family apartment community known as The Greens of Naperville, Naperville, Illinois, for approximately $521,000 in cash and OP Units, (ii) approximately 62% of the limited partner interests in Point West Limited Partnership, owner of the multi-family apartment community known as Point West Apartments, Lenexa, Kansas, for approximately $379,000 in cash and OP Units, and (iii) approximately 72% of the limited partner interests in The Oak Park Partnership, the owner of the multi-family apartment community known as 100 Forest Place Apartments, Oak Park, Illinois, for approximately $3.35 million in cash and OP Units.

     On October 31, 1997, the Company purchased a portfolio of 8,175 units in 35 apartment communities from sellers associated with Winthrop Financial
Associates (the "Thirty-five Acquisition Properties"). The aggregate purchase price of $263.5 million (including $10.0 million of transaction costs) was comprised of $116.1 million in cash and the creation or assumption of $147.4 million of mortgage indebtedness.

     On December 1, 1997, the Company purchased the property known as Foxchase Apartments ("Foxchase" and such acquisition is defined as the "Foxchase Acquisition"), a 2,113 unit apartment complex located in Alexandria, Virginia for approximately $110.3 million in cash, assumed mortgage obligations and OP Units. The Company purchased Foxchase from a limited partnership for which the Company serves as General Partner and majority limited partner.

     On December 8, 1997, AIMCO/NHP Acquisition Corp., a wholly-owned subsidiary of AIMCO ("Merger Sub"), merged (the "Merger") with and into NHP, with NHP being the surviving corporation after the Merger and becoming a wholly-owned subsidiary of AIMCO. As a result of the Merger, each outstanding share of NHP Common Stock, other than NHP Common Stock held by NHP, AIMCO or Merger Sub, was converted (subject to certain exceptions) into the right to receive (i) 0.74766 shares of AIMCO Common Stock (the "Stock Consideration"), or (ii) at the election of the holder, 0.37383 shares of AIMCO Common Stock and $10.00 in cash (the "Mixed Consideration"). Also in the Merger, outstanding options to purchase shares of NHP Common Stock were converted into options to purchase shares of AIMCO Common Stock.

      Immediately following the Merger, AIMCO engaged in a restructuring (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through ANHI and/or other unconsolidated subsidiaries of AIMCO (together with ANHI, the "Unconsolidated Subsidiaries"). The Unconsolidated Subsidiaries have an ownership structure similar to ANHI, in which the Company holds a 95% economic interest through ownership of shares of non-voting preferred stock, and certain directors and officers of AIMCO hold a 5% economic interest through direct or indirect ownership of all of the outstanding shares of common stock. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by such directors and officers, AIMCO will account for its interest in the Unconsolidated Subsidiaries using the equity method.

     Pursuant to rights distributed to NHP stockholders in May 1997 (the "Rights Distribution"), upon the effective time of the Merger all of the outstanding shares of common stock of The WMF Group, Ltd., formerly a wholly owned subsidiary of NHP ("WMF"), were distributed to NHP stockholders (the "WMF Spin-Off"). Shares of WMF common stock issued to AIMCO and ANHI in the WMF Spin-Off were transferred to the sellers of NHP Common Stock pursuant to the Stock Purchase Agreement.

                        PRO FORMA FINANCIAL INFORMATION

     The following Pro Forma Consolidated Balance Sheet of AIMCO as of
September 30, 1997 has been prepared as if each of the following transactions had occurred as of September 30, 1997: (i) the Company's sale of 7,000,000 shares of AIMCO Common Stock in October 1997 (the "October 1997 Stock
Offering") and the application of such net proceeds (a) to acquire 35 multifamily apartment properties from Winthrop Financial Associates (the "Winthrop Acquisition") and (b) to repay indebtedness; (ii) the Company's disposition of five real estate properties (the "1997 Dispositions"); (iii) the Company's purchase of the Windward Apartments (the "Windward Acquisition"); (iv) the Company's purchase of Foxchase Apartments (the "Foxchase Acquisition"); (v) the acquisition of partnership interests through tender offers in certain partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Tender Offers") (vi) the Merger; (vii) the WMF Spin-Off; and (viii) the NHP Reorganization.

     The following Pro Forma Consolidated Statement of Operations of AIMCO for the year ended December 31, 1996 has been prepared as if each of the following transactions had occurred as of January 1, 1996: (i) the NHP Stock Purchase and the ANHI Stock Transfers; (ii) the NHP Real Estate Acquisition;
(iii) the NHP Real Estate Reorganization; (iv) the Company's acquisition during 1996 of (a) seven multifamily apartment properties, (b) general and limited partnership interests in limited partnerships owning 22 multifamily apartment properties, and (c) general partnership interest in and loans to limited partnerships owning 12 multifamily apartment properties, the related issuance of AIMCO Common Stock and Partnership Common Units of AIMCO Properties, L.P., the incurrence of indebtedness to finance such acquisitions, and the refinancing of such indebtedness (the "1996 Acquisitions"); (v) the Company's disposition of four multifamily apartment properties (the "1996 Dispositions"); (vi) the Company's purchase of a management company in the third quarter of 1996 (the "Management Company Acquisition"); (vii) the Company's acquisition of (a) the Tustin East Village and The Californian apartments in June 1997, (b) the Vinings at the Waterways in June 1997, (c) the Stonebrook Apartments in May 1997, and (d) The Bay Club at Aventura in April 1997 (collectively, the "Recent Property Acquisitions");
(viii) AIMCO's sale of 1,265,000 shares of AIMCO Common Stock in November
1996, and the application of the net proceeds thereof to repay indebtedness (the "November 1996 Stock Offering"); (ix) AIMCO's sale of 2,015,000 shares of AIMCO common stock in February 1997, and the application of the net proceeds thereof to repay indebtedness (the "February 1997 Stock Offering");
(x) AIMCO's sale of 2,300,000 shares of AIMCO common stock in May 1997, and the application of the net proceeds thereof to repay indebtedness (the "May 1997 Stock Offering"); (xi) AIMCO's August 1997 sale of 750,000 shares of
Class B Preferred Stock and the application of the net proceeds thereof to repay indebtedness (the "Preferred Stock Offering"); (xii) the August 1997 Stock Offering; (xiii) the September 1997 Stock Offerings; (xiv) the
Company's receipt of a dividend from ANHI from proceeds ANHI received from the ANHI Stock Transfers (the "ANHI Dividend"); (xv) the Company's purchase of 886,600 shares of common stock of Ambassador Apartments, Inc. (the "Ambassador Stock Acquisition"); (xvi) the purchase of third-party notes payable secured by three properties owned by real estate partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition, and the conversion of such notes payable into loans from the general partner (the "Loan Acquisitions"); (xvii) the purchase of land leased by two properties owned by real estate partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Land Lease Acquisitions"); (xviii) the payment of third-party notes payable secured by one property owned by a real estate partnership in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Property Loan Payment"); (xix) the Company's purchase of the Sawgrass Apartments (the "Sawgrass Acquisition"); (xx) the Company's purchase of an interest in a partnership owning the Morton Towers Apartments (the "Morton Towers Acquisition"); (xxi) the Company's acquisition of the Los Arboles Apartments (the "Los Arboles Acquisition"); (xxii) the October 1997 Stock Offering and the Winthrop Acquisition; (xxiii) the 1997 Dispositions; (xxiv) the Windward Acquisition; (xxv) the Foxchase Acquisition;
(xxvi) the Tender Offers; (xxvii) the Merger; (xxviii) the WMF Spin-Off; and
(xxxi) the NHP Reorganization.

     The following Pro Forma Consolidated Statement of Operations of AIMCO for the nine months ended September 30, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the NHP Stock Purchase and the ANHI Stock Transfers; (ii) the NHP Real Estate Acquisition;
(iii) the Recent Property Acquisitions; (iv) the February 1997 Stock Offering;
(v) the May 1997 Stock Offering; (vi) the Preferred Stock Offering; (vii) the August 1997 Stock Offering; (viii) the September 1997 Stock Offerings; (ix) the ANHI Dividend; (x) the Ambassador Stock Acquisition; (xi) the Loan Acquisitions; (xii) the Land Lease Acquisitions; (xiii) the Property Loan Payment; (xiv) the Sawgrass Acquisition; (xv) the Morton Towers Acquisition;
(xvi) the Los Arboles Acquisition; (xvii) the October 1997 Stock Offering and the Winthrop Acquisition; (xviii) the 1997 Dispositions; (xix) the Windward Acquisition; (xx) the Foxchase Acquisition; (xxi) the Tender Offers; (xxii) the Merger; (xxiii) the WMF Spin-Off; and (xxiv) the NHP Reorganization.

     The following Pro Forma Financial Information is based, in part, on the following historical financial statements, which have been previously filed by
AIMCO: (i) the Consolidated Financial Statements of AIMCO for the year ended December 31, 1996 and the nine months ended September 30, 1997; (ii) the restated Consolidated Financial Statements of NHP for the year ended December 31, 1996 (which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution) and for the nine months ended September 30, 1997; (iii) the Combined Financial Statements of the NHP Real Estate Companies for the year ended December 31, 1996 and the three months ended March 31, 1997; (iv) the Financial Statements of NHP Southwest Partners, L.P. for the year ended December 31, 1996 and the three months ended March 31, 1997; (v) the Combined Financial Statements of the NHP New LP Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vi) the Combined Financial Statements of the NHP Borrower Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vii) the Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the year ended December 31, 1996 and the three months ended March 31, 1997;
(viii) the Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December

31, 1996 and the six months ended June 30, 1997; and (ix) the Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the year ended December 31, 1996 and the six months ended June 30, 1997. The following Pro Forma Financial Information is also based on (i) the [Financial Statements of Foxchase] for the year ended December 31, 1996 and the nine months ended September 30, 1997; (ii) [add other financial statements]. The following Pro Forma Financial Information should be read in conjunction with such financial statements and the notes thereto. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

     The unaudited Pro Forma Financial Information has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information may differ from the amounts ultimately determined.

     The following Pro Forma Financial Information assumes that ANHI elects to receive Mixed Consideration, and all other NHP stockholders elect to receive Stock Consideration. However, the notes to the pro forma financial statements disclose the effect of all NHP stockholders electing to receive Mixed Consideration. The Pro Forma financial information also assumes that no NHP stockholder will receive cash in lieu of shares in excess of the Ownership limit in AIMCO's Charter or fractional shares.

     The following unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 1997.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

                                                                            October 1997
                                                                             Offering &
                                               AIMCO                          Winthrop      Foxchase            NHP
                                            Historical  (A) Adjustments (B) Acquisition(C) Acquisition (D)  Historical
                                           ------------  ------------------- -------------- ---------------  ----------
                ASSETS
Real estate                                 $1,107,545      $ 55,897        $ 263,500       $110,270        $ 81,857

Real estate held for sale                       25,580       (19,141)            -              -               -
Investments held for sale                       25,025          -                -              -               -
Investments in and notes receivable from
    Unconsolidated Subsidiaries                 19,960          -                -              -               -



Investments in and notes receivable from
    real estate partnerships                   174,777       (12,525)            -              (102)           -


Investment in NHP Stock                        123,078          -                -              -               -


Cash and cash equivalents                       45,775           567           19,168          1,654           4,618


Restricted cash                                 22,019         1,547             -             3,346           2,440

Investment in Management Contracts                -             -                -              -             45,478

Goodwill                                          -             -                -              -              5,425
Accounts receivable                             24,328           (40)            -                 7          14,055


Deferred financing costs                         7,682         1,073            1,381          1,139           1,034

Net deferred tax asset                            -             -                -              -             12,883

Other assets                                    32,426            83             -               338          66,991

                                            ----------      --------        ---------       --------        --------
                                            $1,608,195      $ 27,461        $ 284,049       $116,652        $234,781
                                            ----------      --------        ---------       --------        --------
                                            ----------      --------        ---------       --------        --------
 LIABILITIES AND SHAREHOLDERS' EQUITY

 Secured long-term notes payable            $  492,977      $ 37,545        $ 148,781        $68,911        $ 71,842

Secured short-term financing                    94,297         4,124         (106,212)        13,705            -
Secured long-term tax-exempt
     bond financing                             74,441          -               -               -               -
Unsecured short-term financing                    -             -               -               -             62,138

Accrued management contract liability          106,615          -               -               -               -
Accounts payable, accrued and
     other liabilities                          72,533        (5,807)           -              1,641          23,695


Resident security deposits and
     prepaid rents                               8,919           394            -                376
Other long-term liabilities                       -              -              -               -              9,592
Deferred tax liability                            -              -              -               -               -
                                            ----------      --------        ---------        -------        --------
                                               849,782        36,256         42,569           84,633         167,267
                                            ----------      --------        ---------        -------        --------
Minority interest in other partnerships
     and corporations                           19,355        (6,922)          -              27,452            -
Minority interest in Operating Partnership     111,632         1,124           -               4,567            -

Unrealized gain on investments                   1,175          -              -                -               -
Class B Preferred Stock ($.01 par value)        75,000          -              -                -               -
Class A Common Stock ($.01 par value)              283          -                70             -                130


Class B Common Stock ($.01 par value)                3          -              -                -               -
Additional paid-in capital                     606,799          -           241,410             -            140,140



Notes due on common stock purchases            (30,459)         -              -                -               -
Retained earnings (distributions in
     excess of earnings)                       (25,375)       (2,997)          -                -            (72,756)
                                            ----------      --------        ---------       --------        --------
                                               627,426        (2,997)       241,480             -             67,514
                                            ----------      --------        ---------       --------        --------
                                            $1,608,195     $  27,461     $  284,049         $116,652        $234,781
                                            ----------      --------        ---------       --------        --------
                                            ----------      --------        ---------       --------        --------

                                                                 AIMCO
                                               Merger         Before NHP           NHP Reor-          Pro Forma
                                         (E)Adjustments  (F) Reorganization  (G)  ganization (H)        Total
                                          -------------  ------------------  -------------------      ----------
ASSETS
 Real estate                                 $  18,081  (I)   $1,637,150      $(210,036)  (N)
                                                                                (99,938)  (O)       $1,327,176
Real estate held for sale                            -             6,439              -                  6,439
Investments held for sale                            -            25,025              -                 25,025
Investments in and notes receivable from
    Unconsolidated Subsidiaries                      -            19,960         55,304   (N)
                                                                                 40,000   (P) (Q)
                                                                                 30,742   (N)
                                                                                 17,426   (P) (R)      163,432   (V)
Investments in and notes receivable from
    real estate partnerships                         -           162,150        (22,049)  (N)
                                                                                 (9,865)  (N)
                                                                                 31,449   (O)          161,685
Investment in NHP Stock                         15,581   (J)
                                               121,036   (K)
                                              (259,695)  (I)
Cash and cash equivalents                            -            71,782         (2,558)  (N)
                                                                                 (1,379)  (O)
                                                                                 (3,239)  (P)           64,606
Restricted cash                                      -            29,352         (3,978)  (N)
                                                                                 (2,440)  (O)           22,934
Investment in Management Contracts             115,415   (I)
                                              (106,615)  (L)      54,278        (53,534)  (P) (S)          744

Goodwill                                       120,006   (I)     125,431        (53,147)  (P) (T)       72,284
Accounts receivable                                  -            38,350              4   (N)
                                                                                 (1,022)  (O)
                                                                                (13,033)  (P)           24,299
Deferred financing costs                             -            12,309         (1,173)  (N)
                                                                                 (1,034)  (O)           10,102
Net deferred tax asset                          (6,000)  (M)
                                                (6,883)  (I)
Other assets                                    (6,505)  (I)                       (588)  (N)
                                               (24,252)  (M)      69,081           (190)  (O)
                                                                                (36,044)  (P)           32,259
                                            -----------       ----------    ------------            -----------
                                            $  (19,831)       $2,251,307    $  (340,322)            $1,910,985
                                            -----------       ----------    ------------            -----------
                                            -----------       ----------    ------------            -----------
 LIABILITIES AND SHAREHOLDERS' EQUITY

 Secured long-term notes payable                  $  -        $  820,056    $  (136,996)  (N)
                                                                                (71,081)  (O)       $  611,979
Secured short-term financing                     7,791   (J)      13,705        (13,705)  (N)                    (U)
Secured long-term tax-exempt
     bond financing                                  -            74,441              -                 74,441
Unsecured short-term financing                       -            62,138        (62,138)  (P)             -

Accrued management contract liability         (106,615)  (L)                          -
Accounts payable, accrued and
     other liabilities                           4,541   (I)      96,603        (13,085)  (N)
                                                                                 (3,297)  (O)
                                                                                (21,439)  (P)           58,782
Resident security deposits and
     prepaid rents                                                 9,689           (590)  (N)            9,099
Other long-term liabilities                          -             9,592         (9,592)  (P)             -
Deferred tax liability                           8,223   (I)       8,223         (8,223)  (P)
                                            -----------       ----------    ------------            -----------
                                               (86,060)        1,094,447       (340,146)               754,301
                                            -----------       ----------    ------------            -----------
Minority interest in other partnerships
     and corporations                                -            39,885           (176)  (O)           39,709
Minority interest in Operating Partnership           -           117,323              -                117,323

Unrealized gain on investments                       -             1,175              -                  1,175
Class B Preferred Stock ($.01 par value)             -            75,000              -                 75,000
Class A Common Stock ($.01 par value)                3   (J)
                                                    45   (K)
                                                  (130)  (I)         401              -                    401
Class B Common Stock ($.01 par value)                -                 3              -                      3
Additional paid-in capital                       7,787   (J)
                                               120,991   (K)
                                              (140,140)  (I)
                                                 4,917   (I)     981,904              -                981,904
Notes due on common stock purchases                  -           (30,459)             -                (30,459)
Retained earnings (distributions in
     excess of earnings)                       (30,252)  (M)
                                               103,008   (I)    (28,372)           -                   (28,372)
                                            -----------       ----------    ------------            -----------
                                                66,229           999,652          -                    999,652  (U)
                                            -----------       ----------    ------------            -----------
                                            $  (19,831)       $2,251,307    $  (340,322)            $1,910,985
                                            -----------       ----------    ------------            -----------
                                            -----------       ----------    ------------            -----------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(A) Represents AIMCO's unaudited condensed consolidated financial position as of September 30, 1997, which includes the acquisition of the NHP Real Estate Companies (including the NHP Real Estate Reorganization) and the NHP
    Stock Purchase.

(B) Represents adjustments to reflect (i) the 1997 Dispositions; (ii) the Windward Acquisition; and (iii) the Tender Offers. The proceeds from the 1997 Dispositions were used to repay indebtedness. The Windward Acquisition and the Tender Offers were financed with borrowings on the Company's Credit Facility.

(C) Represents adjustments to reflect the issuance of 7,000,000 shares of AIMCO Class A Common Stock in the October 1997 Offering, resulting in net proceeds of $241,480 and the application of such net proceeds (i) to pay $116,100 towards the purchase of the Winthrop Acquisition, with a total purchase price of $263,500 including $10,000 related to closing and transactions costs; and (ii) to repay $125,380 of secured short-term financing which bears interest at a variable rate of LIBOR plus 1.45%. The remainder of the Winthrop Acquisition will be financed by assuming a mortgage loan in the amount of $8,345, which bears interest at a rate of 10.04% and matures April 1, 2002, and with borrowings on a mortgage loan of $140,436, including $1,381 in deferred financing costs, which will bear interest at 7.1% and mature in 2017.

(D) Represents adjustments to reflect the Foxchase Acquisition, which was financed with borrowings on the Company's Credit Facility.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(E) Represents the unaudited consolidated financial position of NHP as of September 30, 1997.

(F) Represents the following adjustments occurring as a result of the Merger:
    (i) the issuance of 4,815,918 shares of AIMCO Common Stock, valued at approximately $128,826 (based on $26.75 per share, the closing sale price on the NYSE of the AIMCO Common Stock on the date the Letter Agreement was executed), as Merger Consideration to holders of NHP Common Stock outstanding as of September 30, 1997 (including 291,240 shares, valued at $7,790, issued to ANHI and 4,524,701 shares, valued at $121,036, issued to NHP stockholders); (ii) the additional purchase price consideration of $4,917 for the Merger resulting from the NHP Stock Options, which vested upon the consummation of the Stock Purchase and will be converted to options to purchase shares of AIMCO Common Stock; (iii) the allocation of the combined purchase price of NHP and the NHP Real Estate Companies based on the preliminary estimates of relative fair value of the combined assets and liabilities of NHP and the NHP Real Estate Companies; and (iv) the elimination of the net assets of WMF as a result of the WMF Spin-Off.

(G) Represents the effects of AIMCO's purchase of NHP immediately after the Merger. These amounts do not give effect to the NHP Reorganization, which includes the transfer of certain assets of NHP to the Unconsolidated Subsidiaries and to the Unconsolidated Partnership. The NHP Reorganization must occur immediately after the Merger in order for AIMCO to maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the Merger transaction. The assets and liabilities of NHP are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase price are subject to final determination based upon estimates and other evaluations of fair market value; therefore, the amount of goodwill is subject to change. AIMCO has amortized goodwill associated with the Merger using the straight-line method over 20 years, which is also preliminary and is subject to change and could range from five to 20 years.

(H) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) 16 real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies. AIMCO will receive notes payable from the Unconsolidated Subsidiaries as consideration for certain assets sold and will receive equity, in the form of preferred stock in exchange for certain assets contributed. The businesses of NHP that will be contributed to and operated by the Unconsolidated Subsidiaries have goodwill associated with them; therefore, a portion of the goodwill has been transferred to the Unconsolidated Subsidiaries. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(I) On a pro forma basis, AIMCO currently has an investment in NHP Common Stock of $123,078, comprised of 6,151,049 shares of NHP Common Stock. In connection with the Merger, (i) AIMCO will issue 291,240 shares of AIMCO Common Stock valued at $7,790 (based on $26.75 per share, the closing sale price on the NYSE of the AIMCO Common Stock on the date the Letter Agreement was executed) and pay cash of $7,791 to acquire 779,073 shares of NHP Common Stock owned by ANHI; and (ii) AIMCO will issue 4,524,701 shares of AIMCO Common Stock valued at $121,036 (based on $26.75 per share, the closing sale price on the NYSE of the AIMCO Common Stock on the date the Letter Agreement was executed), assuming all NHP stockholders elect to receive Stock Consideration, to acquire the shares of NHP Common Stock owned by the NHP stockholders. AIMCO's investment in NHP Common Stock of $259,695, which will be eliminated upon completion of the Merger, is as follows:

Amount of NHP Common Stock at pre-Merger................................................  $ 123,078
Purchase NHP Common Stock from ANHI.....................................................     15,581
Purchase NHP Common Stock from public...................................................    121,036
                                                                                          ---------
Total Investment........................................................................  $ 259,695
                                                                                          ---------
                                                                                          ---------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

     At September 30, 1997, NHP has a deferred tax asset in the amount of $12,883. In connection with the WMF Spin-Off, the deferred tax asset will be reduced by $6,000, which relates to net operating loss carryforwards which will be utilized to reduce taxable gains related to the WMF Spin-Off. The remaining deferred tax asset of $6,883 was netted against the deferred tax liability of $15,106, of which the primary component is the difference between the new basis of the management contracts, as a result of the combined purchase price of NHP and the NHP Real Estate Companies, and the historical tax basis.

The total purchase price of NHP is $444,643, as follows:

Cash paid in the NHP Stock Purchase.....................................................  $  79,640
Issuance of 2,204,221 shares of AIMCO Common Stock in connection with the NHP Stock
  Purchase at $26.75 per share..........................................................     58,962
Issuance of 4,767,365 shares of AIMCO Common Stock in the Merger, at $26.75 per share...    127,527
Cash paid to ANHI as Mixed Consideration in the Merger..................................      7,791
Assumption of NHP liabilities...........................................................    167,267
Transaction and severance costs.........................................................      5,897
Generation of deferred tax liability....................................................      8,223
Consideration for NHP Stock Options outstanding.........................................      4,917
Less: Consideration given to ANHI in Merger.............................................    (15,581)
                                                                                          ---------
Total...................................................................................  $ 444,643
                                                                                          ---------
                                                                                          ---------

    This amount was allocated to the various assets of NHP to be acquired in the Merger, as follows:

Purchase price..........................................................................  $ 444,643
Historical basis of NHP's assets acquired...............................................   (204,529)
                                                                                          ---------
Step up to record fair value of NHP's assets purchased..................................  $ 240,114
                                                                                          ---------
                                                                                          ---------

    The step-up was applied to NHP's assets as follows:

Real estate.............................................................................  $  18,081
Investment in management contracts......................................................    115,415
Reduction in value of other assets......................................................     (6,505)
Reclassification of deferred tax asset..................................................     (6,883)
Goodwill................................................................................    120,006
                                                                                          ---------
Total...................................................................................  $ 240,114
                                                                                          ---------
                                                                                          ---------

    Goodwill of $120,006 represents the consideration paid in excess of identifiable tangible assets and identifiable intangible assets, based on the preliminary fair market valuation of the tangible and intangible assets, including businesses owned by NHP that provide (i) group purchasing services;
(ii) comprehensive risk-management and insurance services; (iii) asset management services; (iv) the origination and underwriting of investments and long-term asset management services to institutional investors that finance apartment developments qualifying for the Federal low-income housing tax credit program; (v) home health care assistance to residents; and (vi) the placement of insurance coverage for master insurance programs and loss prevention services.

    As of September 30, 1997, NHP's shareholder's equity was $67,514, which is detailed as follows:

Common stock............................................................................  $     130
Additional paid-in capital..............................................................    140,140
Retained earnings, of which $28,979 is attributable to WMF..............................    (72,756)
                                                                                          ---------
Total shareholders' equity..............................................................  $  67,514
                                                                                          ---------
                                                                                          ---------

    Upon completion of the Merger, the entire amount of common stock and additional paid-in capital is eliminated, along with $103,008 of retained deficit, representing the total amount of $(72,756), less the $30,252 allocated to WMF.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           AS OF SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(J) Represents the issuance of 291,240 shares of AIMCO Common Stock, valued at approximately $7,790, and borrowings incurred to fund the cash portion of the Mixed Consideration payable to ANHI of $7,791, in exchange for 779,073 shares of NHP Common Stock owned by ANHI prior to the Merger.

(K) Represents the issuance of 4,524,701 shares of AIMCO Common Stock, valued at approximately $121,036, to NHP stockholders, in exchange for all of the shares of NHP Common Stock not owned by AIMCO or ANHI prior to the Merger, assuming that all NHP stockholders elect to receive Stock Consideration. In the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. If all NHP stockholders elect to receive Mixed Consideration, 2,262,351 fewer shares of AIMCO Common Stock would be issued with a resulting decrease in stockholders' equity of $60,518 and an increase in unsecured financing of approximately $60,518 (assuming the cash portion of the Mixed Consideration is financed with additional borrowings.)

(L) Represents the elimination of the accrued liability related to management contracts acquired in connection with the NHP Real Estate Acquisition. Subsequent to the Merger, AIMCO will control all parties to the Master Property Management Agreement and will eliminate such agreement.

(M) Represents the elimination of the net assets of WMF which are being distributed as a result of the WMF Spin-Off.

(N) Represents the contribution from AIMCO to the Unconsolidated Subsidiaries, at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies, of 16 real estate properties containing 3,625 apartment units and the related liabilities, and the investment in four real estate partnerships owning four real estate properties containing 2,836 apartment units and the related mortgage notes payable, which bear interest at 7.98% per annum and mature in four years. The real estate and the related mortgage notes payable are being contributed to the Unconsolidated Subsidiaries to reduce future income taxes. In exchange for such assets, AIMCO will receive notes receivable from the Unconsolidated Subsidiaries of $55,304 and preferred stock of $30,742. Certain of the interests in the real estate partnerships contributed to the Unconsolidated Subsidiaries with a new basis of $22,049 will be controlled by the Unconsolidated Subsidiaries and, therefore, the assets and liabilities of such real estate partnerships are consolidated by the Unconsolidated Subsidiaries. Prior to being contributed to the Unconsolidated Subsidiaries, such interests in real estate partnerships had been held by the Unconsolidated Partnership. The remainder of the interests in real estate partnerships with a new basis of $9,865 will be accounted for by the Unconsolidated Subsidiaries on the equity method.

(O) Represents the contribution to the Unconsolidated Partnership, at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies, of the real estate owned by NHP prior to the Merger, comprised of 12 real estate properties containing 2,905 apartment units.

(P) Represents certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(Q) Pursuant to the NHP Reorganization, AIMCO is selling certain net assets to the Unconsolidated Subsidiaries. In exchange for such assets, AIMCO will receive a note receivable from the Unconsolidated Subsidiaries. The note will bear interest at 10% per annum and mature in ten years.

(R) Represents the increase in AIMCO's investment in the Unconsolidated Subsidiaries to reflect the contribution of the equity in certain assets and liabilities to the Unconsolidated Subsidiaries.

(S) Represents the contribution to the Unconsolidated Subsidiaries of the management operations and other businesses of NHP at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies. The average remaining life of the management contracts contributed is 15 years.

(T) Represents the contribution of the goodwill related to the management operations and the service provider businesses of NHP that are being contributed to, and will be operated by the Unconsolidated Subsidiaries.

(U) Pursuant to the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. If all NHP stockholders elect to receive Mixed Consideration in the Merger, 2,262,351 fewer shares of AIMCO Common Stock would be issued with a resulting decrease in stockholders' equity of $60,518 and an increase in unsecured financing of approximately $60,518 (assuming the cash portion of the Mixed Consideration is financed with additional borrowings).

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(V) Amount represents notes receivable from the Unconsolidated Subsidiaries of $95,125, investment in preferred stock of the Unconsolidated Subsidiaries of $40,855, and retained earnings of $(90). The combined Pro Forma Balance Sheet of the Unconsolidated Subsidiaries as of September 30, 1997 is presented below, which reflects the effects of the Merger and the NHP Reorganization as if such transactions had occurred as of September 30, 1997.


                                                                     ADJUSTMENTS
                                                       ---------------------------------------
                                                                               NHP REOR-             PRO FORMA
                                         HISTORICAL   (i)    MERGER   (ii)    GANIZATION    (iii)       TOTAL
                                         ------------     ------------      --------------           -----------
                                                            ASSETS

 Real estate                                $45,777          $   -            $210,036  (iv)         $255,813
Investment in real estate partnerships          -                -               9,865  (iv)            9,865
Investment in NHP Common Stock               15,491           (15,581)              90  (iv)              -
Cash and cash equivalents                     5,115             7,791            2,558  (iv)
                                                                                 3,239  (v)            18,703
Restricted cash                               1,592              -               3,978  (iv)            5,570
Investment in management
  contracts                                     124              -              53,534  (v)            53,658
Goodwill                                        -                -              53,147  (v)            53,147
Deferred financing costs                        541              -               1,173  (iv)            1,714
Investment in parent                            -               7,790                                   7,790
Other assets                                    341              -                 494  (iv)
                                                                                49,077  (v)            49,912
                                         ------------     ------------     --------------           -----------
                                            $68,981          $   -            $387,191               $456,172
                                         ------------     ------------     --------------           -----------
                                         ------------     ------------     --------------           -----------

                                              LIABILITIES AND SHAREHOLDERS' EQUITY

 Mortgage and other notes payable           $25,399          $   -            $136,996  (iv)         $162,395
 Secured short-term financing                   -                -              13,705  (iv)           13,705
Notes payable to AIMCO                          -                -              55,125  (iv)(vi)
                                                                                40,000  (v) (vi)       95,125
Unsecured short-term financing                  -                -              62,138  (v) (vii)      62,138

Accounts payable and
  other liabilities                           1,438              -              13,675  (iv)
                                                                                21,439  (v)            36,552
Other long-term liabilities                     -                -               9,592  (v)             9,592
Deferred tax liability                          -                -               8,223  (v) (viii)      8,223
                                         ------------     ------------     --------------           -----------
                                             26,837              -             360,893                387,730

Minority interest in consolidated
  partnerships                               22,274              -             (22,049) (iv) (ix)         225
Preferred stock                              19,960              -              30,742  (iv)
                                                                                17,605  (v)            68,307
Common stock                                  2,000              -                -                     2,000
Retained earnings                            (2,090)             -                -                    (2,090)
                                         ------------     ------------     --------------           -----------
                                             19,870              -              48,347                 68,217
                                         ------------     ------------     --------------           -----------
                                            $68,981          $   -            $387,191               $456,172
                                         ------------     ------------     --------------           -----------
                                         ------------     ------------     --------------           -----------

  (i) Represents the combined unaudited Unconsolidated Subsidiaries' consolidated financial position as of September 30, 1997.

  (ii) In connection with the Merger, AIMCO will acquire all of the outstanding shares of NHP Common Stock, including shares owned by ANHI. ANHI will elect to receive Mixed Consideration of 291,240 shares of AIMCO Common Stock valued at approximately $7,790 (based on $26.75 per share, the market price per share of AIMCO Common Stock on the date the Letter Agreement was executed) and cash of $7,791 in exchange for the 779,073 shares of NHP Common Stock owned by ANHI.

  (iii) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute or sell to the combined Unconsolidated
         Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

         other businesses owned by NHP; and (ii) 16 real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies. AIMCO will receive notes payable from the Unconsolidated Subsidiaries as consideration for certain assets sold and will receive equity, in the form of preferred stock in exchange for certain assets contributed. The businesses of NHP that will be contributed to and operated by the Unconsolidated Subsidiaries have goodwill associated with them; therefore, a portion of the goodwill has been transferred to the Unconsolidated Subsidiaries. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

  (iv) Represents the contribution from AIMCO to the Unconsolidated Subsidiaries, at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies, of sixteen real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units and the related mortgage notes payable, which bear interest at 7.98% per annum and mature in four years. The real estate and the related mortgage note payable are being contributed to the Unconsolidated Subsidiaries to reduce the income tax provision. In exchange for such assets, AIMCO will receive notes receivable from the Unconsolidated Subsidiaries of $55,304 and preferred stock of $30,742. Certain of the interests in the real estate partnerships contributed to the Unconsolidated Subsidiaries with a new basis of $210,036 will be controlled by the Unconsolidated Subsidiaries and, therefore, the assets and liabilities of such real estate partnerships are consolidated by the Unconsolidated Subsidiaries. Prior to being contributed to the Unconsolidated Subsidiaries, such interests in real estate partnerships had been held by the Unconsolidated Partnership. The remainder of the interests in the real estate partnerships with a new basis of $9,865 will be accounted for by the Unconsolidated Subsidiaries on the equity method.

  (v) Represents certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

  (vi) Represents notes payable to AIMCO in exchange for certain of the assets sold to the Unconsolidated Subsidiaries as part of the NHP Reorganization. The notes bear interest at 10% per annum and have an average life of ten years.

  (vii) Represents the contribution of the NHP unsecured line of credit at September 30, 1997 to the Unconsolidated Subsidiaries as part of the NHP Reorganization. The NHP unsecured line of credit bears interest at a floating rate of LIBOR plus 0.75% per annum (6.4% at September 30, 1997) and has a remaining life of one year.

  (viii) Represents the establishment of the estimated net deferred federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets (other than goodwill) of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the management contracts, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, and the historical tax basis.

  (ix) Represents adjustment to eliminate the minority interest in one real estate partnership which owns 14 real estate properties. Prior to the Merger, the Unconsolidated Subsidiaries owned the general partnership interests in the real estate partnership and AIMCO owned virtually all of the limited partnership interests. Pursuant to the NHP Reorganization, AIMCO has contributed its limited partnership interests to the Unconsolidated Subsidiaries, resulting in the Unconsolidated Subsidiaries owning 99% of the real estate partnership.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                              October 1997
                                                                               Offering &          NHP Real
                                         AIMCO                                  Winthrop            Estate
                                       Historical   (A)   Adjustments   (B)   Acquisition   (C)  Acquisition  (D)
                                       ----------------   ------------------  -----------------  ----------------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues      $100,516             $ 87,738  (I)       $48,771           $ 15,852

Property operating expenses               (38,400)             (49,588) (I)       (21,896)            (8,839)

Owned property management expense          (2,746)              (2,978) (I)        (2,313)              (658)
                                       ----------------   ------------------  -----------------  ----------------
Income from property operations
 before depreciation                       59,370               35,172             24,562              6,355
Depreciation                              (19,556)             (16,565) (I)        (9,223)            (2,908)
                                       ----------------   ------------------  -----------------  ----------------
Income from property operations            39,814               18,607             15,339              3,447
                                       ----------------   ------------------  -----------------  ----------------
SERVICE COMPANY BUSINESS
Management fees and other income            8,367                1,962  (J)             -              7,173

Management and other expenses              (5,352)              (1,254) (J)             -             (6,956)

Corporate overhead allocation                (590)                   -                  -                  -
Amortization of management company
 goodwill and other assets
 depreciation and amortization               (718)                (508) (K)             -                  -
                                       ----------------   ------------------  -----------------  ----------------
Income from service company business        1,707                  200                  -                217
Minority interest in service company
 business                                      10                    -                  -                  -
                                       ----------------   ------------------  -----------------  ----------------
Company's share of income from
 service company business                   1,717                  200                  -                217
                                       ----------------   ------------------  -----------------  ----------------
General and administrative expenses        (1,512)                   -                  -                  -

Interest expense                          (24,802)             (10,536) (L)        (3,174)           (11,978)(P)

Interest income                               523                    -                  -              2,000
                                       ----------------   ------------------  -----------------  ----------------
Income before equity in earnings of
 unconsolidated subsidiaries,
 gain on disposition of property,
 income tax provision and
 minority interests                        15,740                8,271             12,165             (6,314)
Equity in earnings of unconsolidated
 subsidiaries                                   -                    -                  -                  -


Equity in losses of partnerships                -                 (169) (M)             -             (8,272)


Gain on disposition of property                44                  (44) (I)             -                  -
Income tax provision                            -                    -                  -                  -
                                       ----------------   ------------------  -----------------  ----------------
Income before minority interests           15,784                8,058             12,165            (14,586)
Minority Interest in other partnerships      (111)               4,560  (N)             -                254
                                       ----------------   ------------------  -----------------  ----------------

Income before minority interests in
Operating Partnership                      15,673               12,618             12,165            (14,332)
Income tax provision                            -                    -                  -                  -
Minority interest in Operating
Partnership                                (2,689)              (2,694) (EE)         (803) (EE)            -
                                       ----------------   ------------------  -----------------  ----------------
Net income (loss)                         $12,984             $  9,924            $11,362           $(14,332)
                                       ----------------   ------------------  -----------------  ----------------
                                       ----------------   ------------------  -----------------  ----------------
Net income allocable to preferred
 stockholder                                $ -
                                       ----------------
                                       ----------------
Net income allocable to common
 stockholders                             $12,984
                                       ----------------
                                       ----------------
Net income per common share (HH)           $1.04
                                       ----------------
                                       ----------------
Weighted average number of common
 shares and common share equivalents       12,427
 outstanding
                                       ----------------
                                       ----------------


                                          Foxchase            NHP               Merger                  NHP            Pro Forma
                                        Acquisition  (E)  Historical    (F)  Adjustments    (G)   Reorganization (H)       Total
                                        ----------------  -----------------  ------------------   ------------------   ---------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues       $ 18,601        $   -                $11,002      (P)   $(34,387)  (V)
                                                                                                   (11,002)  (W)      $237,091
Property operating expenses                 (7,534)           -                 (5,937)     (P)     15,075   (V)
                                                                                                     5,937   (W)      (111,182)
Owned property management expense             (906)           -                   (853)     (P)      1,556   (V)
                                                                                                       853   (W)
                                                                                                       473   (X)        (7,572)
                                        ----------------  -----------------  --------------------   --------------    ----------
Income from property operations
 before depreciation                        10,161            -                  4,212             (21,495)            118,337
Depreciation                                (3,859)           -                 (3,741)     (P)      7,355   (V)
                                                                                                     3,741   (W)       (44,756)
                                        ----------------  -----------------  --------------------   --------------    ----------
Income from property operations              6,302            -                    471             (10,399)             73,581
                                        ----------------  -----------------  --------------------   --------------    ----------
SERVICE COMPANY BUSINESS
Management fees and other income                 -          194,979           (127,266)     (Q)    (65,429)  (Y)
                                                                                                    (1,851)  (X)        17,935
Management and other expenses                    -         (153,907)           127,266      (Q)     15,274   (Y)
                                                                                 9,654      (R)        250   (Z)       (15,025)
Corporate overhead allocation                    -            -                   -                     -                 (590)
Amortization of management company
 goodwill and other assets
 depreciation and amortization                   -           (6,321)            (4,955)     (S)    11,028   (Y)         (1,474)
                                        ----------------  -----------------  --------------------   --------------    ----------
Income from service company business             -           34,751              4,699            (40,728)                 846
Minority interest in service company
 business                                        -            -                   -                    -                    10
                                        ----------------  -----------------  --------------------   --------------    ----------
Company's share of income from
 service company business                        -           34,751              4,699             (40,728)                856

                                        ----------------  -----------------  --------------------   --------------    ----------

General and administrative expenses              -          (14,074)               -                14,074   (Y)
                                                                                                       756   (Z)          (756)

Interest expense                            (6,229)          (3,982)            (4,082)       (P)    3,982   (Y)
                                                                                  (560)       (T)   14,069   (V)
                                                                                                     4,082   (W)       (43,210)(FF)
Interest income                                  -              747                -                  (747)  (Y)
                                                                                                       275  (AA)
                                                                                                       200  (BB)         2,998
                                        ----------------  -----------------  --------------------   --------------    ----------
Income before equity in earnings of
 unconsolidated subsidiaries,
 gain on disposition of property,
 income tax provision and
 minority interests                            73            17,442                528             (14,436)             33,469
Equity in earnings of unconsolidated
 subsidiaries                                    -            -                   -                  5,076  (CC)
                                                                                                     3,800  (DD)
                                                                                                     5,238  (DD)        14,114 (II)
Equity in losses of partnerships               (80)           -                 (6,016)       (U)    1,077  (V)
                                                                                                    (3,508  (W)
                                                                                                     1,378  (X)        (15,590)
Gain on disposition of property                  -            -                   -                      -                -
Income tax provision                             -            -                   -                      -                -
                                        ----------------  -----------------  --------------------   --------------  ----------
Income before minority interests                (7)          17,442             (5,488)              (1,375)            31,993
Minority Interest in other partnerships          -            -                     11        (P)    (1,111) (V)         3,603
                                        ----------------  -----------------  --------------------   --------------  ----------

Income before minority interests in
Operating Partnership                           (7)          17,442             (5,477)              (2,486)            35,596
Income tax provision                             -           (6,977)               -                  6,977  (Y)        -
Minority interest in Operating
 Partnership                                 2,437  (EE)      -                    (22)       (EE)     (690)(EE)        (4,461)
                                        ----------------  -----------------  --------------------   --------------  ----------
Net income (loss)                         $  2,430         $ 10,465            $(5,499)             $ 3,801            $31,135 (FF)
                                        ----------------  -----------------  --------------------   --------------  ----------
                                        ----------------  -----------------  --------------------   --------------  ----------
Net income allocable to preferred
 stockholder                                                                                                           $ 5,344 (GG)
                                                                                                                    ----------
                                                                                                                    ----------
Net income allocable to common
 stockholders                                                                                                          $25,791 (FF)
                                                                                                                    ----------
                                                                                                                    ----------
Net income per common share (HH)                                                                                        $ 0.67 (FF)
                                                                                                                    ----------
                                                                                                                    ----------
Weighted average number of common
 shares and common share equivalents                                                                                    38,686 (FF)
 outstanding                                                                                                        ----------
                                                                                                                    ----------


The pro forma statement above is presented assuming all NHP stockholders (other than ANHI) elect to receive Stock Consideration. See note (FF) for the effect on the pro forma statement if all NHP stockholders elect to receive Mixed Consideration.

------------------------------
(A) Represents AIMCO's audited consolidated results of operations for the year ended December 31, 1996.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1996: (i) the Recent Property Acquisitions; (ii) the November 1996 Stock Offering; (iii) the February 1997 Stock Offering; (iv) the May 1997 Stock Offering; (v) the August 1997 Stock Offering; (vi) the Preferred Stock Offering; (vii) the September 1997 Stock Offerings;
    (viii) the ANHI Dividend; (ix) the Ambassador Stock Acquisition; (x) the Loan Acquisitions; (xi) the Land Lease Acquisitions; (xii) the Property Loan Payment; (xiii) the Sawgrass Acquisition; (xiv) the Morton Towers Acquisition; (xv) the Los Arboles Acquisition; (xvi) the Windward Acquisition; (xvii) the Tender Offers; (xviii) the 1997 Dispositions;
    (xix) the 1996 Acquisitions; (xx) the 1996 Dispositions; and (xxi) the Management Company Acquisition.

(C) Represents adjustments to reflect the October 1997 Offering and Winthrop Acquisition as if they had occurred on January 1, 1996.

(D) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies as if it had occurred on January 1, 1996. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by AIMCO, as a result of the NHP Real Estate Reorganization. If AIMCO is not in a position to control the partnership or the real estate assets owned by any partnership in which it has an interest, such partnership is not consolidated. Factors which preclude control include, but are not limited to, not controlling a majority of the general partner interest, and not owning sufficient interest to control the partnership when there exists the presence of significant limited partner rights, including the right to vote on a sale of real estate owned by the partnership or the refinancing of debt. As a part of the NHP Real Estate Reorganization, AIMCO transferred its ownership interests in certain partnerships to an unconsolidated subsidiary or partnership in which AIMCO does not exercise control; therefore, AIMCO does not consolidate such partnerships. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by AIMCO to consummate the NHP Real Estate Acquisition.

(E) Represents adjustments to reflect the Foxchase Acquisition as if it had occurred on January 1, 1996.

(F) Represents the audited consolidated results of operations of NHP for the year ended December 31, 1996, which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution.

(G) Represents the following adjustments occurring as a result of the Merger:
    (i) the reclassification of NHP's real estate held for sale to real estate held for investment; (ii) the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue; (iii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iv) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; and (v) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to the real estate and an estimated average life of 17.5 years.

(H) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) 16 real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments represent (i) the related revenues and expenses primarily related to the management operations and other businesses owned by NHP; and (ii) the historical results of operations of such real estate properties and interests in such real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(I) Represents the pro forma operating results of the 1996 Acquisitions, the Recent Property Acquisitions, the Sawgrass Acquisition, the Morton Towers Acquisition, the Los Arboles Acquisition, the Windward Acquisition and the Tender Offers, less the operating results for the 1996 Dispositions and the 1997 Dispositions. These pro forma operating results are based on historical results of the properties, except depreciation, which is based on AIMCO's investment in the properties.

(J) Represents the pro forma operating results of the management companies acquired by AIMCO since January 1, 1996. These pro forma operating results are based on historical results of the management companies; however, they have been adjusted to eliminate management fee income earned by the respective management companies from the properties which are consolidated.

(K) Represents amortization of the intangible assets related to management contracts acquired in the Management Company Acquisition. Management contracts are amortized using the straight-line method over the terms of the related management contracts.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(L) Represents adjustments to interest expense for the following:

Borrowings on AIMCO's Credit Facility and other loans and mortgages assumed in connection with the 1996 Acquisitions.........................................................................  $ (16,887)
Borrowings on AIMCO's Credit Facility and other loans and mortgages assumed in connection with
  the Recent Property Acquisitions..............................................................     (8,192)
Borrowings on AIMCO's new secured short-term financing in connection with the Sawgrass
  Acquisition...................................................................................       (898)
Borrowings on AIMCO's Credit Facility in connection with the Los Arboles Acquisition............       (897)
Borrowings on AIMCO's Credit Facility in connection with the Morton Towers Acquisition..........       (360)
Borrowings on AIMCO's Credit Facility in connection with the Land Lease Acquisitions............     (1,440)
Borrowings on AIMCO's Credit Facility in connection with the Loan Acquisitions..................     (3,795)
Borrowings on AIMCO's Credit Facility in connection with the Ambassador Stock Acquisition.......     (1,431)
Borrowings on AIMCO's Credit Facility in connection with the Windward Acquisition................      (777)
Borrowings on AIMCO's Credit Facility in connection with the Tender Offers......................     (3,311)
Reduction in interest for the payment of loans in connection with the Loan Acquisitions and the
  Property Loan Payment.........................................................................      3,327
Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1996
  Dispositions, the 1997 Dispositions, the November 1996 Stock Offering, the February 1997 Stock
  Offering, the May 1997 Stock Offering, the Preferred Stock Offering, the September 1997 Stock
  Offerings.....................................................................................     21,390
Repayments on AIMCO's Credit Facility with proceeds from the ANHI Dividend......................      2,735
                                                                                                  ---------
                                                                                                  $ (10,536)
                                                                                                  ---------
                                                                                                  ---------

(M) Represents adjustments related to the Tender Offers to eliminate the historical equity in earnings of unconsolidated partnerships.

(N)  Represents the minority interest in consolidated real estate partnerships.

(O) Represents (i) historical interest of the NHP Real Estate Companies of $10,400; (ii) interest of $4,016 related to borrowings on AIMCO's Credit Facility of $55,807 to finance the NHP Real Estate Acquisition; offset by
     (iii) a decrease in interest of $2,438 related to the presentation of certain real estate partnerships on the equity method.

(P) Represents the operating results of real estate held for investment by AIMCO, which was classified as real estate held for sale by NHP prior to the Initial NHP Stock Purchase.

(Q) Represents the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue.

(R) Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by AIMCO senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the Merger had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996.

(S) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on AIMCO's new basis as adjusted by the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, including amortization of management contracts of $3,702, depreciation of furniture, fixtures and equipment of $1,302 and amortization of goodwill of $6,272, less NHP's historical depreciation and amortization of $6,321. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 5 years. Goodwill is amortized using the straight-line method over 20 years. The allocation of the purchase price of NHP is preliminary; therefore, the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized. The expected life of goodwill will depend upon the final valuation of the various intangible assets, which could range from five years to 20 years. If the estimated life of goodwill is ultimately determined to be five years, goodwill amortization would be $23,770 net income applicable to common shareholders would be $13,763 and net income per common share would be $0.36.

(T) Represents the interest related to the indebtedness of $7,791 incurred to finance the cash portion of the Merger Consideration to ANHI. The borrowings were made under AIMCO's Credit Facility, which bears interest at LIBOR plus 1.70% per annum.

(U) Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 17.5 years.

(V) Represents the results of operations of real estate contributed to the Unconsolidated Subsidiaries, including 16 real estate properties containing 3,625 apartment units and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units.

(W) Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

(X) Represents the elimination of the income generated by the management contracts which are related to the interests in real estate partnerships owned by AIMCO or the Unconsolidated Partnership.

(Y) Represents the historical income and expenses associated with certain assets and liabilities of NHP that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(Z) Represents adjustments for management costs that will be incurred by the Unconsolidated Subsidiaries rather than by AIMCO, primarily related to personnel costs, for work performed on the businesses contributed to held by the Unconsolidated Subsidiaries.

(AA) Represents the interest income of $5,513 earned on notes receivable of $55,304 received as consideration for certain real estate assets and liabilities and interests in certain real estate partnerships sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $5,238 reflected in the equity in earnings of ANHI's operating results.

(BB) Represents interest income of $4,000 earned on the notes receivable from the Unconsolidated Subsidiaries, after elimination of AIMCO's share of $3,800 of the related interest expense.

(CC) Represents adjustment to AIMCO's equity in earnings of the Unconsolidated Subsidiaries on a post-Merger basis, before elimination of interest expense on notes receivable from the Unconsolidated Subsidiaries.

(DD) Represents elimination of AIMCO's share of the related interest expense reflected in the equity in earnings of ANHI's operating results.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)


(EE) Represents adjustments to minority interest in the Operating Partnership assuming the Recent Property Acquisitions, the November 1996 Stock Offering, the February 1997 Stock Offering, the May 1997 Stock Offering, the July 1997 Stock Sale, the Preferred Stock Offering, the August 1997 Stock Offering, the September 1997 Stock Offerings, the ANHI Dividend, the Ambassador Stock Acquisition, the Loan Acquisitions, the Land Lease Acquisitions, the Property Loan Payment, the Sawgrass Acquisition, the Morton Towers Acquisition, the Los Arboles Acquisition, the Windward Acquisition, the Tender Offers, the 1996 Acquisitions, the 1996 Dispositions, the 1997 Dispositions, the Management Company Acquisition, the October 1997 Offering and Winthrop Acquisition, the NHP Stock Purchase, the NHP Real Estate Acquisition and the Merger had occurred as of January 1, 1996. On a pro forma basis, without giving effect to the NHP Stock Purchase, the NHP Real Estate Acquisition and the Merger, as of December 31, 1996, the minority interest percentage is approximately 15.0%. On a pro forma basis, giving effect to the NHP Stock Purchase and the NHP Real Estate Acquisition but without giving effect to the Merger, as of December 31, 1996, the minority interest percentage is approximately 14.2%. On a pro forma basis, giving effect to the Merger, as of December 31, 1996, the minority interest percentage is approximately 12.5%, assuming that ANHI elects Mixed Consideration and all other NHP stockholders elect Stock Consideration.

(FF) Pursuant to the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. Set forth below is a summary of the pro forma net income applicable to holders of AIMCO Common Stock and net income per common share (i) assuming that ANHI elects Mixed Consideration and all other NHP stockholders, excluding AIMCO, elect to receive Stock Consideration (Stock Consideration); and (ii) assuming all NHP stockholders, excluding AIMCO but including ANHI, elect to receive Mixed Consideration (Mixed Consideration). The detail below assumes an average interest rate of 7.19% per annum (representing LIBOR plus 1.70%, the current rate under AIMCO's unsecured credit facility) on the additional borrowings of $60,518.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   4,350
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  35,596      $  31,246
Minority interest in Operating Partnership..........................       (4,461)        (4,127)
                                                                      -------------  -------------
Net income..........................................................    $  31,135      $  27,119
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $  25,791      $  21,775
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.67      $    0.60
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage........................................        12.53%         13.21%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       38,686         36,424
                                                                      -------------  -------------
                                                                      -------------  -------------

         Additionally, the following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per common share assuming the interest rate increases by 0.25%.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   4,936
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  35,162      $  30,660
Minority interest in Operating Partnership..........................       (4,406)        (4,050)
                                                                      -------------  -------------
Net income..........................................................    $  30,756      $  26,610
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $  25,412      $  21,226
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.66      $    0.58
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage........................................        12.53%         13.21%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       38,686         36,424
                                                                      -------------  -------------
                                                                      -------------  -------------

(GG) Represents net income allocable to holders of the AIMCO Class B Preferred Stock as if the Preferred Stock Offering had occurred on January 1, 1996.

(HH) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. AIMCO's management believes that adoption of Statement 128 will not have a material effect on the earnings per share of AIMCO.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(II) Amount represents (i) AIMCO's equity in earnings in the Unconsolidated Subsidiaries' operating results of $2,007, detailed below; and (ii) the elimination of AIMCO's share of $9,038 of the interest expense reflected in the equity in earnings ANHI. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1996 is presented below, which is based on a series of transactions, including the Initial NHP Stock Purchase, resulting in ANHI owning 51.3% of NHP, the ANHI Stock Transfers, resulting in ANHI owning 6.03% of NHP, and the contribution, from AIMCO to one of the Unconsolidated Subsidiaries, of the general partnership interest, and therefore controlling interest, in one real estate partnership (the "Consolidated Real Estate Partnership"), owning 14 real estate properties with 2,725 apartment units. Interests held by limited partners in the real estate partnerships controlled by the Unconsolidated Subsidiary are reflected as minority interest in consolidated partnerships.


                                                                                                    CONTRIBUTE
                                 NHP STOCK         NHP                               ANHI STOCK        REAL
                                PURCHASE(i)   HISTORICAL(ii)   ADJUSTMENTS(iii)     TRANSFERS(iv)   ESTATE(v)
                                -----------   --------------   ----------------     -------------   ----------
     RENTAL PROPERTY
       OPERATIONS
     Rental and other property
       revenues...............    $--           $ --              $  11,002(viii)     $(11,002)      $12,777
     Property operating
       expenses...............     --             --                 (5,937)(viii)       5,937        (8,665)
     Owned property management
       expense................     --             --                   (853)(viii)         853          (613)
                                -----------   --------------   ------------------   -------------   ----------
     Income from property
       operations before
       depreciation...........     --             --                  4,212             (4,212)        3,499
     Depreciation.............     --             --                 (3,108)(viii)       3,108        (1,588)
                                -----------   --------------   ------------------   -------------   ----------
     Income from property
       operations.............     --             --                  1,104             (1,104)        1,911
                                -----------   --------------   ------------------   -------------   ----------
     Management fees and other
       income.................     --             194,979          (127,266)(ix)      (67,713)        --
     Management and other
       expenses...............     --            (153,907)          127,266(ix)        16,987         --
                                                                      9,654(x)
     Amortization of
       management contracts
       and goodwill and
       depreciation and
       amortization of other
       assets.................     --              (6,321)           (3,660)(xi)         9,981           (41)
                                -----------   --------------   ------------------   -------------   ----------
                                   --              34,751             5,994            (40,745)          (41)
                                -----------   --------------   ------------------   -------------   ----------
     General and
       administrative.........     --             (14,074)          --                  14,074         --
     Interest expense.........     (5,932)         (3,982)           (4,082)(viii)      13,996        (2,640)
     Interest income..........     --                 747           --                    (747)        --
                                -----------   --------------   ------------------   -------------   ----------
     Income before income
       taxes, equity in
       earnings and minority
       interests..............     (5,932)         17,442             3,016            (14,526)         (770)
     Income tax provision.....     --              (6,977)             (135)(xii)        7,112         --
                                                                                          (249)(xv)
     Equity in earnings of
       NHP....................     --             --                 (3,086)(xiii)       3,717(xvi)    --
     Equity in losses of
       unconsolidated
       partnerships                --             --                    --                  --         --
     Minority interest in
       NHP....................     --             --                 (3,652)(xiv)        3,652         --
     Minority interest in
       partnerships...........     --             --                     11(viii)          (11)          762
                                -----------   --------------   ------------------   -------------   ----------
     Net income...............    $(5,932)      $  10,465         $  (3,846)          $   (305)      $    (8)
                                -----------   --------------   ------------------   -------------   ----------
                                -----------   --------------   ------------------   -------------   ----------
     Income attributable to
       preferred
       stockholder............


     Income attributable to
       common stockholder.....




                                               ADJUSTMENTS
                                   -----------------------------------
                                                         NHP           PRO FORMA
                                   MERGER(vi)    REORGANIZATION(vii)     TOTAL
                                   ----------   ---------------------- ----------
     RENTAL PROPERTY
       OPERATIONS
     Rental and other property
       revenues...............      $ --              $ 34,387(xvii)    $ 47,164
     Property operating
       expenses...............        --               (15,075)(xvii)    (23,740)
     Owned property management
       expense................        --                (1,556)(xvii)     (2,169)
                                   -----              --------          ---------
     Income from property
       operations before
       depreciation...........        --                17,756            21,255
     Depreciation.............        --                (7,355)(xvii)     (8,943)
                                   -----              --------          ---------
     Income from property
       operations.............        --                10,401            12,312
                                   -----              --------          ---------
     Management fees and other
       income.................        --                65,429(xviii)     65,429
     Management and other
       expenses...............        --               (15,524)(xviii)   (15,524)

     Amortization of
       management contracts
       and goodwill and
       depreciation and
       amortization of other
       assets.................        --               (11,028)(xviii)   (11,069)(xxii)
                                   -----              --------          ---------
                                      --                38,877            38,836
                                   -----              --------          ---------
     General and
       administrative.........        --               (14,830)(xviii)   (14,830)
     Interest expense.........        --                (3,982)(xviii)   (26,274)
                                                       (10,122)(xvii)
                                                        (4,000)(xix)
                                                        (5,530)(xix)
     Interest income..........        --                   747(xviii)        747
                                   -----              --------          ---------
     Income before income
       taxes, equity in
       earnings and minority
       interests..............        --                11,561            10,791
     Income tax provision.....        --                (4,675)(xx)       (4,924)

     Equity in earnings of
       NHP....................      (631)                --                  --

     Equity in losses of
      unconsolidated partnerships     --                  (530)(xviii)      (530)
     Minority interest in
       NHP....................        --                 --
     Minority interest in
       partnerships...........        --                  (754)(xxi)           8
                                   -----              --------          ---------
     Net income...............     $(631)             $  5,602          $  5,345
                                   -----              --------          ---------
                                   -----              --------          ---------
     Income attributable to
       preferred
       stockholder............                                          $  5,078
                                                                        ---------
                                                                        ---------
     Income attributable to
       common stockholder.....                                          $    267
                                                                        ---------
                                                                        ---------

     -----------------------------------

      (i) Represents interest expense related to indebtedness of $72,765 (including deferred financing costs) incurred pursuant to the ANHI Credit Facility to finance the cash portion of the Initial NHP Stock Purchase.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

       (ii) Represents the historical operating results of NHP for the year ended December 31, 1996, which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution.

      (iii) Represents adjustments for the following: (i) operating results of the real estate held for investment, which was held for sale by NHP;
            (ii) an adjustment to offset on-site personnel and general and administrative cost reimbursement against the related revenue; (iii) a reduction in personnel costs pursuant to a restructuring plan;
            (iv) incremental depreciation and amortization resulting from stating the tangible and intangible assets related to the property management and other businesses operated by ANHI at their respective fair values; (v) adjustment to the estimated Federal and state tax provisions; and (vi) the allocation of 48.7% of NHP's income owned by other stockholders to minority interest.

       (iv) Represents the sale of 5,717,000 shares of NHP Common Stock to AIMCO reducing ANHI's ownership of NHP Common Stock from 51.3% to 6.03%; therefore, ANHI will account for its investment in NHP on the equity method.

        (v) Represents the results of operations of the Consolidated Real Estate Partnership as if the contribution of the general partnership interest from AIMCO to the Unconsolidated Subsidiary had occurred on January 1, 1996.

       (vi) Represents adjustments for the Merger. Subsequent to the Merger, all of the outstanding shares of NHP Common Stock will be owned by AIMCO.

      (vii) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated
            Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) 16 real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. Adjustments reflect (a) income and expenses associated with certain assets and liabilities of NHP that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP; (b) adjustments for management costs that will be incurred by the Unconsolidated Subsidiaries rather than by AIMCO, primarily related to personnel costs, for work performed on the businesses contributed to the Unconsolidated Subsidiaries; (c) depreciation and amortization of the tangible and intangible assets related to the management operations and other business contributed to the Unconsolidated Subsidiaries; (d) interest expense associated with NHP's historical notes payable and on the notes payable to AIMCO; (e) historical interest income of NHP; (f) income tax provision; and
            (g) the historical results of operations of real estate properties and interests in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

     (viii) Represents the operating results of the real estate held for investment by AIMCO, which was previously held for sale by NHP.

       (ix) Represents an adjustment to offset certain property management costs and related reimbursements against the related revenue.

        (x) Represents a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of NHP had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

       (xi) Represents depreciation and amortization of the tangible and intangible assets related to the property management and other businesses operated by ANHI, including amortization of management contracts of $1,899, depreciation of furniture, fixtures and equipment of $669, and amortization of goodwill of $4,335, less ANHI's 51.3% share of NHP's historical depreciation and amortization of $3,243. Management contracts are amortized using the straight-line method over the weighted average life of 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 5 years. Goodwill is amortized using the straight-line method over 20 years.

      (xii) Represents the adjustment to the estimated Federal and state tax provisions calculated on the operating results of ANHI, excluding the amortization of goodwill which is not deductible for tax purposes.

     (xiii) Represents the equity in earnings of NHP attributable to ANHI's ownership of 51.3% of the NHP Common Stock outstanding as a result of the Inital NHP Stock Purchase.

      (xiv) Represents the share of NHP income attributable to the 48.7% of the NHP Common Stock owned by other stockholders.

       (xv) Represents the adjustment to the estimated Federal and state tax provisions calculated on the operating results of ANHI, as adjusted for the ANHI Stock Transfers.

      (xvi) Represents the adjustment for the reduction in equity in earnings of NHP resulting from the ANHI Stock Transfers, reducing ANHI's investment in NHP from 51.3% to 6.03% as of January 1, 1996.

     (xvii) Represents adjustments for the historical results of operations of the real estate properties and interest in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

    (xviii) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed.

      (xix) Represents the interest expense incurred on notes payable to AIMCO of $40,000 issued in connection with the sale of certain assets and liabilities to the Unconsolidated Subsidiaries and $55,304 issued in connection with the sale of certain real estate assets and related liabilities and interests in certain real estate partnerships to the Unconsolidated Subsidiaries.

       (xx) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes. The Unconsolidated Subsidiaries current tax provision for the year ended December 31, 1996 would be approximately $1,324 which differs from the book tax provision primarily due to differences in amortization of tangible and intangible assets and expensing of lease and severance costs which are included in purchase consideration for financial reporting.

      (xxi) Represents the reduction of minority interest in one real estate partnership owning 14 real estate properties containing
            2,725 apartment units. As part of the NHP Reorganization, AIMCO will contribute the limited partnership interests in the partnership currently consolidated by the Unconsolidated Subsidiaries. Therefore, the Unconsolidated Subsidiaries will own 99% of the interests in such partnership.

     (xxii) The allocation of the purchase price of NHP is preliminary; therefore, the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized. In addition, a 20-year life for goodwill is preliminary and is subject to change. The expected life of goodwill will depend upon the final valuation of the various intangible assets, which could range from five years to 20 years. If the estimated life of goodwill is ultimately determined to be five years, amortization of management contracts and goodwill and depreciation and amortization of other assets would be $29,884 and net loss would be $(9,133).

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Nine Months Ended September 30, 1997
                        (In thousands, except per share data)
                                     (unaudited)

                                                                                         October 1997
                                                                                          Offering &
                                                    AIMCO                                  Winthrop
                                                 Historical   (A)    Adjustments   (B)    Acquisition   (C)
                                               -------------------------------------------------------------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues              $  127,083           $  24,243    (I)    $  37,399

Property operating expenses                         (50,737)            (12,256)   (I)      (16,841)

Owned property management expense                    (4,344)               (607)   (I)       (1,367)

                                               -------------------------------------------------------------

Income from property operations
      before depreciation                            72,002               11,380             19,191
Depreciation                                        (23,848)              (4,993)  (I)       (6,917)

                                               -------------------------------------------------------------

Income from property operations                      48,154                6,387              12,274
                                               -------------------------------------------------------------
SERVICE COMPANY BUSINESS
Management fees and other income                      9,173                    -                   -

Management and other expenses                        (5,029)                   -                   -

Corporate overhead allocation                          (441)                   -                   -
Amortization of management company
    goodwill and other assets
    depreciation and amortization                      (947)                   -                   -
                                               -------------------------------------------------------------
Income from service company business                  2,756                    -                   -
Minority interest in service company
    business                                             48                    -                   -
                                               -------------------------------------------------------------
Company's share of income from
    service company busines                           2,804                    -                   -
                                               -------------------------------------------------------------
General and administrative expenses                  (1,408)                   -                   -

Interest expense                                    (33,359)                   2   (J)        (2,490)


Interest income                                      4,458                     -                   -


Equity in earnings of unconsolidated
      subsidiaries                                     456                     -                   -


Equity in losses of unconsolidated
      partnerships                                    (463)                  (50)  (K)             -


Minority Interest in other partnerships               (777)                  934                   -
                                               -------------------------------------------------------------
Income before extraordinary item, gain
    (loss) on dosposition of properties and
    minority interest in Operating Partnership       19,865                7,273               9,784
Extraordinary item                                    (269)                  269                   -
Gain (loss) on disposition of properties              (169)                  169                   -
                                               -------------------------------------------------------------
Income before minority interests in
    Operating Partnership                            19,427                7,711               9,784
Income tax provision                                      -                    -
Minority interest in Operating Partnership           (2,612)              (1,246)   (FF)         (568)  (FF)
                                               -------------------------------------------------------------

Net income                                         $  16,815            $  6,465             $  9,216
                                               -------------------------------------------------------------
                                               -------------------------------------------------------------
Net income allocable to preferred stockholder      $     835
                                               --------------
                                               --------------
Net income allocable to common stockholders        $  15,980
                                               --------------
                                               --------------
Net income per common share    (II)                $    0.77
                                               --------------
                                               --------------
Weighted average number of common
     shares and common share equivalents              20,629
     outstanding
                                               --------------
                                               --------------


                                                               NHP Real
                                                                Estate              Foxchase
                                                              Acquisition   (D)   Acquisition  (E)
                                                           ----------------------------------------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues                            $  6,660     (L)     $  14,195

Property operating expenses                                      (2,941)    (L)        (4,461)

Owned property management expense                                  (282)    (L)          (761)
                                                           ----------------------------------------
Income from property operations
      before depreciation                                         3,437                8,973
Depreciation                                                     (1,346)    (L)       (2,895)
                                                           ----------------------------------------
Income from property operations                                   2,091                6,078
SERVICE COMPANY BUSINESS                                   ----------------------------------------
Management fees and other income                                  1,405     (M)            -

Management and other expenses                                    (4,878)    (M)            -
                                                                  2,615     (N)
Corporate overhead allocation
Amortization of management company                                    -                    -
    goodwill and other assets
    depreciation and amortization                                     -                    -
                                                           ----------------------------------------
Income from service company business                               (858)                   -
Minority interest in service company
    business                                                          -                    -
                                                           ----------------------------------------
Company's share of income from
    service company busines                                        (858)                   -
                                                           ----------------------------------------
General and administrative expenses                                   -                    -

Interest expense                                                 (3,391)    (L)       (4,624)
                                                                 (1,631)    (O)
Interest income                                                     540     (M)            -

Equity in earnings of unconsolidated
      subsidiaries                                                   -                    -

Equity in losses of unconsolidated
      partnerships                                               (2,432)    (L)           (72)
                                                                   (790)    (P)
Minority Interest in other partnerships                              16     (L)             -
Income before extraordinary item, gain                     ----------------------------------------
    (loss) on disposition of properties
    and minority interest in Operating
    Partnership                                                  (6,455)                   1,382
Extraordinary item                                                   -                        -
Gain (loss) on disposition of properties                             -                        -
                                                           ----------------------------------------
Income before minority interests in
    Operating Partnership                                        (6,455)                   1,382
Income tax provision                                                                          -
Minority interest in Operating Partnership                           -                       536
                                                           ----------------------------------------
Net income                                                    $  (6,455)                $  1,918
                                                           ----------------------------------------
Net income allocable to preferred stock                    ----------------------------------------


Net income allocable to common stockholders


Net income per common share    (II)


Weighted average number of common
     shares and common share equivalent
     outstanding


                                                      NHP                Merger             NHP Reor-           Pro Forma
                                                   Historical   (F)    Adjustments  (G)    ganization   (H)       Total
                                                 -------------------------------------------------------------------------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues                 $  7,310            $  6,006    (Q)    $  (24,188)  (X)
                                                                                               (7,310)  (Y)    $  191,398
Property operating expenses                           (4,639)             (3,786)   (Q)         8,090   (X)
                                                                                                4,639   (Y)       (82,932)
Owned property management expense                          -                (426)   (Q)         1,198   (X)
                                                                                                  355   (Z)
                                                                                                                   (6,234)
                                                 -------------------------------------------------------------------------

Income from property operations
      before depreciation                              2,671               1,794              (17,216)            102,232
Depreciation                                            (750)             (3,387)   (Q)         4,830   (X)
                                                                                                4,137   (Y)       (35,169)
                                                 -------------------------------------------------------------------------
Income from property operations                        1,921              (1,593)              (8,249)             67,063
                                                 -------------------------------------------------------------------------
SERVICE COMPANY BUSINESS
Management fees and other income                     154,778             (99,467)   (R)       (53,598)  (AA)
                                                                                               (1,388)  (Z)        10,903
Management and other expenses                       (121,724)             99,467    (R)        21,161   (AA)
                                                                                                                   (8,388)
Corporate overhead allocation                              -                   -                    -                (441)
Amortization of management company
    goodwill and other assets
    depreciation and amortization                     (7,725)             (1,384)   (S)         8,923   (AA)       (1,133)
                                                 -------------------------------------------------------------------------
Income from service company business                  25,329              (1,384)             (24,902)                941
Minority interest in service company
    business                                               -                   -                    -                  48
                                                 -------------------------------------------------------------------------
Company's share of income from
    service company business                          25,329              (1,384)             (24,902)                989
                                                 -------------------------------------------------------------------------
General and administrative expenses                  (17,729)              6,501    (T)        11,795   (AA)
                                                                                                                     (841)
Interest expense                                      (6,651)             (2,164)   (Q)         4,358   (AA)
                                                                            (416)   (U)        10,552   (X)
                                                                                                4,873   (Y)       (34,941)  (GG)
Interest income                                        1,663                   -               (1,663)  (AA)
                                                                                                  208   (BB)
                                                                                                  150   (CC)        5,356
Equity in earnings of unconsolidated
      subsidiaries                                         -              (1,295)   (V)           980   (DD)
                                                                                                2,850   (EE)
                                                                                                3,929   (EE)        6,920   (JJ)
Equity in losses of unconsolidated
      partnerships                                         -              (4,512)   (W)           767   (X)
                                                                                               (6,329)  (Y)
                                                                                                  929   (Z)       (12,952)
Minority Interest in other partnerships                    -                   7    (Q)          (512)  (Y)          (332)
                                                 -------------------------------------------------------------------------
Income before extraordinary item, gain
    (loss) on disposition of properties and
    minority interest in Operating Partnership         4,533              (4,856)                (264)             31,262
Extraordinary item                                         -                   -                     -                   -
Gain (loss) on disposition of properties                   -                   -                     -                   -
                                                 -------------------------------------------------------------------------
Income before minority interests in
    Operating Partnership                              4,533              (4,856)                 (264)            31,262
Income tax provision                                  (1,813)                  -                 1,813   (AA)            -
Minority interest in Operating Partnership                 -                 755    (FF)          (294)  (FF)      (3,429)
                                                 -------------------------------------------------------------------------

Net income                                          $  2,720           $  (4,101)              $ 1,255          $  27,833  (GG)
                                                 -------------------------------------------------------------------------
                                                 -------------------------------------------------------------------------

Net income allocable to preferred stockholder                                                                   $   4,008  (HH)
                                                                                                                ----------
                                                                                                                ----------
Net income allocable to common stockholders                                                                     $  23,825  (GG)
                                                                                                                ----------
                                                                                                                ----------
Net income per common share    (II)                                                                             $    0.59  (GG)
                                                                                                                ----------
                                                                                                                ----------
Weighted average number of common
     shares and common share equivalents                                                                           40,396  (GG)
     outstanding
                                                                                                                ----------
                                                                                                                ----------

The pro forma statement above is presented assuming all NHP stockholders (other than ANHI) elect to receive Stock Consideration. See note (GG) for the effect on the pro forma statement if all NHP stockholders elect to receive Mixed Consideration.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(A) Represents AIMCO's unaudited consolidated results of operations for the nine months ended September 30, 1997.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1996: (i) the Recent Property Acquisitions; (ii) the February 1997 Stock Offering; (iii) the May 1997 Stock Offering; (iv) the Preferred Stock Offering (v) the September 1997 Stock Offerings; (vi) the ANHI Dividend; (vii) the Ambassador Stock Acquisition; (viii) the Loan Acquisitions; (ix) the Land Lease Acquisitions; (x) the Property Loan Payment; (xi) the Sawgrass Acquisition; (xii) the Morton Towers Acquisition; (xiii) the Los Arboles Acquisition; (xiv) the Windward Acquisition; (xv) the Tender Offers; and (xvi) the 1997 Dispositions.

(C) Represents adjustments to reflect the October 1997 Offering and Winthrop Acquisition as if they had occurred on January 1, 1996.

(D) Represents the adjustment to reflect the acquisition of the NHP Real Estate Companies as if it had occurred on January 1, 1996. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by AIMCO as a result of the NHP Real Estate Reorganization. If AIMCO is not in a position to control the partnership or the real estate assets owned by any partnership in which it has an interest, such partnership is not consolidated. Factors which preclude control include, but are not limited to, not controlling a majority of the general partner interest, and not owning sufficient interest to control the partnership when there exists the presence of significant limited partner rights, including the right to vote on a sale of real estate owned by the partnership or the refinancing of debt. As part of the NHP Real Estate Reorganization, AIMCO transferred its ownership interests in certain partnerships to an unconsolidated subsidiary or partnership in which AIMCO does not exercise control; therefore, AIMCO does not consolidate such partnerships. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by AIMCO to consummate the NHP Real Estate Acquisition.

(E) Represents adjustments to reflect the Foxchase Acquisition as if it had occurred on January 1, 1996.

(F) Represents the unaudited consolidated results of operations of NHP for the nine months ended September 30, 1997.

(G) Represents the following adjustments occurring as a result of the Merger:
    (i) the reclassification of NHP's real estate held for sale to real estate held for investment; (ii) the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue; (iii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iv) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (v) the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP; and
    (vi) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to the real estate and an estimated average life of 17.5 years.

(H) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute or sell to the combined Unconsolidated Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) 16 real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments represent (i) the related revenues and expenses primarily related to the management operations and other businesses owned by NHP; and (ii) the historical results of operations of such real estate properties and interests in such real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(I) Represents adjustments to reflect the Recent Property Acquisitions the Sawgrass Acquisition, the Morton Towers Acquisition, the Los Arboles Acquisition, the Windward Acquisition and the Tender Offers, less the 1997 Dispositions as if they had occurred on January 1, 1996. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(J) Represents adjustments to interest expense for the following:

Borrowings on AIMCO's Credit Facility and other loans and mortgages assumed in connection with the Recent Property Acquisitions...............................................................  $  (2,961)
Borrowings on AIMCO's new secured short-term financing in connection with the Sawgrass
  Acquisition....................................................................................       (498)
Borrowings on AIMCO's Credit Facility in connection with the Los Arboles Acquisition.............       (654)
Borrowings on AIMCO's Credit Facility in connection with the Morton Towers Acquisition...........       (256)
Borrowings on AIMCO's Credit Facility in connection with the Land Lease Acquisitions.............       (136)
Borrowings on AIMCO's Credit Facility in connection with the Loan Acquisitions...................     (1,873)
Borrowings on AIMCO's Credit Facility in connection with the Ambassador Stock Acquisition........       (707)
Borrowings on AIMCO's Credit Facility in connection with the Windward Acquisition.................      (576)
Borrowings on AIMCO's Credit Facility in connection with the Tender Offers.......................     (2,362)
Reduction in interest for the payment of loans in connection with the Loan Acquisitions and the
  Property Loan Payment..........................................................................      1,265
Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1997
  Dispositions, the February 1997 Stock Offering, the May 1997 Stock Offering, the Preferred
  Stock Offering, and the September 1997 Stock Offerings.........................................      6,871
Repayments on AIMCO's Credit Facility with proceeds from the ANHI Dividend.......................      1,889
                                                                                                   ---------
                                                                                                   $       2
                                                                                                   ---------
                                                                                                   ---------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(K) Represents adjustments related to the Tender Offers to eliminate the historical equity in earnings of unconsolidated partnerships.

(L) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1996, including reflecting the NHP Real Estate Reorganization.

(M) Represents the adjustment to record the revenues and expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1996.

(N) Represents a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

(O) Represents the increase in interest expense related to borrowings on AIMCO's Credit Facility of $55,807 to finance the NHP Real Estate Acquisition.

(P) Represents amortization of the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 17.5 years.

(Q) Represents the operating results of real estate held for investment by AIMCO, which was classified as real estate held for sale by NHP prior to the Initial NHP Stock Purchase.

(R) Represents the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue.

(S) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on AIMCO's new basis as adusted by the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, including amortization of management contracts of $2,777, depreciation of furniture, fixtures and equipment of $977 and amortization of goodwill of $4,704, less NHP's historical depreciation and amortization of $(7,074). Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 5 years. Goodwill is amortized using the straight-line method over 20 years. The allocation of the purchase price of NHP is preliminary; therefore, the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized. The expected life of goodwill will depend upon the final valuation of the various intangible assets, which could range from five years to 20 years. If the estimated life of goodwill is ultimately determined to be five years, goodwill amortization would be $17,805, net income applicable to common shareholders would be $14,639 and net income per common share would be $0.36.

(T) Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by AIMCO senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the Merger had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996.

(U) Represents the interest related to the indebtedness of $7,791 incurred to finance the cash portion of the Merger Consideration to ANHI. The borrowings were made under AIMCO's Credit Facility, which bears interest at LIBOR plus 1.70% per annum.

(V) Represents the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP, as a result of AIMCO's acquisition of 100% of the NHP Common Stock.

(W) Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 17.5 years.

(X) Represents the results of operations of real estate contributed to the Unconsolidated Subsidiaries, including 16 real estate properties containing 3,625 apartment units and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units.


(Y) Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

(Z) Represents the elimination of the income generated by the management contracts which are related to the interests in real estate partnerships owned by AIMCO or the Unconsolidated Partnership.

(AA) Represents the historical income and expenses associated with certain assets and liabilities of NHP that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(BB) Represents the interest income of $4,148 earned on notes payable of $55,304 to AIMCO issued as consideration for certain real estate assets and liabilities and interests in certain real estate partnerships sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $3,940 reflected in the equity in earnings of ANHI's operating results.

(CC) Represents interest income of $3,000 earned on the notes receivable from the Unconsolidated Subsidiaries, after elimination of AIMCO's share of $2,850 of the related interest expense.

(DD) Represents adjustment to AIMCO's equity in income (loss) of the Unconsolidated Subsidiaries on a post-Merger basis, before elimination of interest expense on notes receivable from the Unconsolidated Subsidiaries.

(EE) Represents elimination of AIMCO's share of the related interest expense reflected in the equity in earnings of ANHI's operating results.

(FF) Represents adjustments to minority interest in the Operating Partnership assuming the Recent Property Acquisitions, the February 1997 Stock Offering, the May 1997 Stock Offering, the July 1997 Stock Sale, the Preferred Stock Offering, the August 1997 Stock Offering, the September 1997 Stock Offerings, the ANHI Dividend, the Ambassador Stock Acquisition, the Loan Acquisitions, the Land Lease Acquisitions, the Property Loan Payment, the Sawgrass Acquisition, the Morton Towers Acquisition, the
     Los Arboles Acquisition, the Windward Acquisition, the Tender Offers, the NHP Stock Purchase and the NHP Real Estate Acquisitions, the October 1997 Offering and Winthrop Acquisition and the Merger, had occurred as of January 1, 1996. On a pro forma basis, without giving effect to the Merger, as of September 30, 1997, the minority interest percentage is approximately 12.4%. On a pro forma basis, giving effect to the Merger, as of September 30, 1997, the minority interest percentage is approximately 11.0%, assuming that ANHI elects Mixed Consideration and all other NHP stockholders elect Stock Consideration.

(GG) Pursuant to the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. Set forth below is a summary of the pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock (i) assuming that ANHI elects Mixed Consideration and all other NHP stockholders, excluding AIMCO, elect to receive Stock Consideration (Stock Consideration); and assuming all NHP stockholders, excluding AIMCO but including ANHI, elect to receive Mixed Consideration (Mixed Consideration). The detail below assumes an average interest rate of 7.36% per annum (representing LIBOR plus 1.70%, the current rate under AIMCO's unsecured credit facility) on the additional borrowings of $60,518.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   2,231
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  31,262      $  29,031
Minority interest in Operating Partnership..........................       (3,429)        (3,351)
                                                                      -------------  -------------
Net income..........................................................    $  27,833      $  25,680
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $  23,825      $  21,672
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.59      $    0.57
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage in Operating Partnership...............        10.97%         11.54%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       40,396         38,134
                                                                      -------------  -------------
                                                                      -------------  -------------

     Additionally, the following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   2,668
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  30,934      $  28,592
Minority interest in Operating Partnership..........................       (3,393)        (3,299)
                                                                      -------------  -------------
Net income..........................................................    $  27,541      $  25,293
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $  23,533      $  21,285
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.58      $    0.56
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage in Operating Partnership...............        10.97%         11.54%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       40,396         38,134
                                                                      -------------  -------------
                                                                      -------------  -------------

(HH) Represents the net income allocated to holders of the AIMCO Class B Preferred Stock as if the Preferred Stock Offering had occurred as of January 1, 1996.

(II) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. AIMCO's management believes that adoption of Statement 128 will not have a material effect on the earnings per share of AIMCO.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(JJ) Amount represents (i) AIMCO's equity in earnings in the Unconsolidated Subsidiaries' operating results of $40, detailed below; and (ii) AIMCO's equity in earnings of $571 for its 47.62% interest in NHP. The combined Pro Forma Statement of Operations (pre-Merger) of the Unconsolidated Subsidiaries for the nine months ended September 30, 1997 is presented below, which is based on a series of transactions, including the Initial NHP Stock Purchase, resulting in ANHI owning 51.3% of NHP, the ANHI Stock Transfers, resulting in ANHI owning only 6.03% of NHP, and the contribution, from AIMCO to one of the Unconsolidated Subsidiaries, of the general partnership interest, and therefore controlling interest, in one real estate partnership, owning 14 real estate properties with 2,725 apartment units. Interests held by limited partners in the real estate partnerships controlled by the Unconsolidated Subsidiary are reflected as minority interest in consolidated partnerships.


                                                                    ANHI            Contribute
                                                                    Stock              Real
                                                Historical  (i)   Transfers  (ii)     Estate  (iii)   Merger  (iv)
                                               -------------------------------------------------------------------

RENTAL PROPERTY OPERATIONS
 Rental and other property revenues               $10,675          $ (6,194)        $ 4,987
Property operating expenses                        (7,135)            3,355          (1,404)
Owned property management expenses                   (355)              147            (260)
                                               -------------------------------------------------------------------
 Income from property operations before
        depreciation                                3,185            (2,692)          3,323            $   -

Depreciation                                       (1,567)            1,038            (662)
                                               -------------------------------------------------------------------
                                                    1,618            (1,654)          2,661                -
                                               -------------------------------------------------------------------

SERVICE COMPANY BUSINESS
Management fees and other income                   23,776           (23,776)              -
Management and other expenses                     (11,733)           11,733               -
Amortization of management contracts
    and goodwill and depreciation and
    amortization of other assets                  (3,726)             3,726             (31)
                                               -------------------------------------------------------------------
                                                   8,317             (8,317)            (31)               -
                                               -------------------------------------------------------------------
General and administrative                           -                  -                 -
Interest expense                                  (6,847)             6,058            (986)

Interest income                                      979               (979)              -
                                               -------------------------------------------------------------------
Income before income taxes, equity in
   earnings and minority interests                 4,067             (4,892)          1,644                -

Income tax provision                              (1,882)             1,808               -

Equity in earnings of NHP                            161                  3               -             (164)
Equity in losses of partnerships                  (1,028)             1,028               -
Minority interest in NHP                          (2,217)             2,217               -
Minority interest in partnerships                    -                  -              (798)
                                               -------------------------------------------------------------------
 Net Income                                    $    (899)          $    164         $   846            $(164)
                                               -------------------------------------------------------------------
                                               -------------------------------------------------------------------
Income attributable to preferred
       stockholder                             $     105
                                               ---------
                                               ---------
 Income attributable to common
        stockholders                           $  (1,004)
                                               ---------
                                               ---------



                                                    NHP Reor-          Pro Forma
                                                 ganization  (v)         Total
                                                 -------------------------------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues              $   24,188 (vi)       $  33,656
Property operating expenses                          (8,090)(vi)         (13,274)
Owned property management expenses                   (1,198)(vi)          (1,666)
                                                 -------------------------------
 Income from property operations before
        depreciation                                 14,900               18,716

Depreciation                                         (4,830) (vi)         (6,021)
                                                 -------------------------------
                                                     10,070               12,695

SERVICE COMPANY BUSINESS
Management fees and other income                     53,598  (vii)        53,598
Management and other expenses                       (21,161) (vii)       (21,161)
Amortization of management contracts
    and goodwill and depreciation and
    amortization of other assets                     (8,923) (vii)        (8,954) (xi)
                                                 -------------------------------
                                                     23,514               23,483
                                                 -------------------------------
General and administrative                          (11,795) (vii)       (11,795)
Interest expense                                     (4,358) (vii)
                                                    (10,538) (vi)
                                                     (3,000) (viii)

                                                     (4,148) (viii)      (23,819)
Interest income                                       1,663  (vii)         1,663
                                                 -------------------------------
Income before income taxes, equity in
   earnings and minority interests                    1,408                2,227

Income tax provision                                 (1,046) (ix)         (1,120)

Equity in earnings of NHP                                                      -
Equity in losses of partnerships                       (663) (vi)           (663)
Minority interest in NHP                                                       -
Minority interest in partnerships                       502  (x)            (296)
                                                 -------------------------------
 Net Income                                      $      201            $     148

Income attributable to preferred
       stockholder                                                     $     141
                                                                       ---------
                                                                       ---------
Income attributable to common
        stockholders                                                   $       7
                                                                       ---------
                                                                       ---------


------------------------------

   (i) Represents the unaudited combined results of operations of the Unconsolidated Subsidiaries for the nine months ended September 30, 1997, excluding the income from discontinued operations of WMF.

  (ii) Represents the sale of 5,717,000 shares of NHP Common Stock to AIMCO reducing ANHI's ownership of NHP Common Stock from 51.3% to 6.03%; therefore, ANHI will account for its investment in NHP on the equity method.

 (iii) Represents the results of operations of the Consolidated Real Estate Partnership as if the contribution of the general partnership interest from AIMCO to the Unconsolidated Subsidiary had occurred on January 1, 1996.

  (iv) Represents adjustments for the Merger. Subsequent to the Merger, all of the outstanding shares of NHP Common Stock will be owned by AIMCO.

   (v) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) 16 real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. Adjustments reflect (i) income and expenses associated with certain assets and liabilities of NHP that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP; (ii) adjustments for management costs that will be incurred by the Unconsolidated Subsidiaries rather than by AIMCO, primarily related to personnel costs, for work performed on the businesses contributed to by the Unconsolidated Subsidiaries;
       (iii) depreciation and amortization of the tangible and intangible assets related to the management operations and other business contributed to the Unconsolidated Subsidiaries; (iv) interest expense associated with NHP's historical notes payable and on the notes payable to AIMCO;
       (v) historical interest income of NHP; (vi) income tax provision; and
       (vii) the historical results of operations of real estate properties and interests in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

  (vi) Represents adjustments for the historical results of operations of the real estate properties and interest in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

 (vii) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed.

(viii) Represents the interest expense incurred on notes payable to AIMCO of $40,000 issued in connection with the sale of certain assets and liabilities to the Unconsolidated Subsidiaries and $55,304 issued in connection with the sale of certain real estate assets and related liabilities and interests in certain real estate partnerships to the Unconsolidated Subsidiaries.

  (ix) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes. The Unconsolidated Subsidiaries current tax provision for the nine months ended September 30, 1997 would be approximately $520, which differs from the book tax provision primarily due to differences in amortization of tangible and intangible assets and expensing of lease costs which are included in purchase consideration for financial reporting.

   (x) Represents the reduction of minority interest in one real estate partnership owning fourteen real estate properties containing 2,725 apartment units. As part of the NHP Reorganization, AIMCO will contribute the limited partnership interests in the partnership currently consolidated by the Unconsolidated Subsidiaries. Therefore, the Unconsolidated Subsidiaries will own 99% of the interests in such partnership.

  (xi) The allocation of the purchase price of NHP is preliminary; therefore, the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized. In addition a 20-year life for goodwill is preliminary and is subject to change. The expected life of goodwill will depend upon the final valuation of the various intangible assets, which could range from five years to 20 years. If the life of goodwill is ultimately determined to be five years, amortization of management contracts and goodwill and depreciation and amortization of other assets would be $23,064 and net loss would be $(10,779).


                                       24